Exhibit 95

Mine Safety Disclosure

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern Under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)

Center Mine / 3200218	—	—	—	—	—	—	—	No	No	—	—	—

For the three months ended March 31, 2016, BNI Energy, owner of Center Mine, received no significant and substantial (S&S) citations under Section 104(a) of the Mine Safety Act. In 2013, BNI Energy had a S&S citation under Section 104(a) of the Mine and Safety Act for which the Mine Safety and Health Administration proposed a penalty of $52,500; a hearing case has been filed in relation to this penalty. For the three months ended March 31, 2016, there were no citations, orders, violations or notices received under Sections 104(b), 104(d), 107(a), 104(e) or 110(b)(2) of the Mine Safety Act and there were no fatalities.